Exhibit 10.33

REAL PROPERTY SUBLEASE AGREEMENT FOR BUSINESS PURPOSES AND OTHER COVENANTS

By this instrument and pursuant to the laws, the parties hereunder qualified:

On the one hand, as SUBLESSOR LESSEE, CASA BAHIA CONTACT CENTER LTDA, headquartered at Rua da Graça, no.  873 - Bom Retiro, São Paulo CEP 01125-000, enrolled with CNPJ/MF [National Roll of Legal Entities/ Ministry of Finance] 08.098.056/0002-13, herein by its undersigned legal representative hereafter simply referred to as SUBLESSOR;

on the other hand as SUBLESSEE NOVA PONTOCOM COMÉRCIO ELETRÔNICO S/A, enrolled with CNPJ under no.  09.358.108/0001-25, located at Rua Gomes de Carvalho, no.  1609 - 7º andar - Vila Olimpia, São Paulo, CEP 04547-006, herein represented according to the bylaws hereafter simply referred to as SUBLESSEE.

Lastly, CASA BAHIA COMERCIAL LTDA., headquartered in the city of São Caetano do Sul, State of São Paulo, at Av.  Conde Francisco Matarazzo, no.  100, enrolled with CNPJ/MF under no.  59.291.534/0001-67, in the quality of the Lessor of real estate herein by is undersigned legal representative for the purposes of Article 13 of Law 8.245/91, hereafter simply referred to CONSENTING PARTY, agreeing to all the provisions in this subleasing agreement.

The parties identified above has fair and adjusted this Subleasing Agreement to be governed by the following clauses and conditions hereinafter described.

Whereas the adjustment between the parties, this instrument object is the subleasing contracting of the 2nd Floor of the real estate for commercial purposes, located in the Capital of the State of São Paulo, Rua Graça, no.  873 - Bom Retiro, best described by attached sketch of location (Exhibit I), which is herein signed by the parties, hereinafter referred to as “Real Estate”.

I - SUBLESSEE receives the Real Estate structured with used furniture and equipment, properly described in Exhibit I, which is an integral part of this instrument.  The term being elapsed, the Real Estate shall be delivered together with all the equipment, in conditions to be leased again except natural wear of use of equipment and furniture.  All burden from this subleasing shall be payable up to the actual delivery of Real Estate to SUBLESSOR.

First Paragraph - The SUBLESSEE is exempted from liability in the any damage resulting from normal use and wear and tear of equipment and furniture.

Second Paragraph - SUBLESSOR, by itself or by its representative may visit the Real Estate during business hours during the subleasing to check the exact compliance with the clauses of this agreement.  For such purpose, SUBLESSOR should notify the

SUBLESSEE in writing up to forty-eight (48) hours in advance, stating also the name of representatives responsible for the inspection.

Third Paragraph - SUBLESSOR is liable for the performance of maintenance preventive and corrective maintenance services of equipment, computers and furniture herein leased.

II - The duration of lease shall be for the 36 (thirty-six) months period, beginning on the May 13, 2011 and terminated scheduled to May 12, 2014.  SUBLESSEE shall return the Real Estate with all assigned furniture and equipment in accordance with EXHIBIT I at the termination irrespective the judicial or extrajudicial notice.  However, the agreement should continue upon express provision by the parties and all terms and conditions on such extension shall be formalized by signing the amendment instrument to this agreement.

First Paragraph: SUBLESSEE shall be in possession of the Real Estate upon actual delivery of the keys, in which act shall be formalized the “Real Estate Inspection”, which should be signed by the representative of the parties and shall integrate this instrument as Exhibit II

Second Paragraph: Sublease being terminated, SUBLESSEE undertakes to return to SUBLESSOR the Real Estate entirely free and unoccupied of persons and things except the furniture and equipment specified in Exhibit I that should be returned to SUBLESSOR, in conservation condition compatible with the one received in respect to mentioned furniture, it should be returned considering the natural wear by use irrespective any advice or notice.

Third paragraph: The return of keys shall be preceded by the inspection of the Real Estate by the parties, which shall be formalized by document duly signed by the parties, at which time the condition of the Real Estate is verified.

III - the monthly amount of subleasing shall be divided in two bases:

a)                 Amount regarding the subleased space of real estate to correspond to R$10,000.00 (ten thousand Brazilian reais),

(b)             Amount related to equipment lease corresponding to the quantity of Service Points (PA), and other facilities made available by SUBLESSOR and used in each month, and based on the unit amounts hereunder:

b. 1 - 230 (two hundred thirty) service positions for R$ 798.28 (seven hundred ninety-eight Brazilian reais and twenty-eight cents) each.

b. 2 - 32 (thirty-two) administrative positions for R$ 523.64 (five hundred twenty-three Brazilian reais and sixty-four cents) each.

Paragraph first., The rentals will be adjusted annually or in shorter frequency allowed by the laws in force, by inflation index of the period measured by Getulio Vargas Foundation (IGPM - FGV) or, in the absence thereof, by any other official index to replace it.  Such amount includes prorated IPTU [real estate tax] ad all related expenses such as maintenance, use of furniture, computers, safety and cleaning of real estate, which are exclusively on SUBLESSOR’s liability.

IV - The rental is required every day 30 (thirty) of each month, and shall be paid by SUBLESSEE upon specific receipt for each payment to be made, which payment shall be made directly to SUBLESSOR’s address.  The receipt of deposit and/or Bank transfer shall be the settlement receipt of rentals received.  The Payment after the maturity implies on 2% (two percent) fine on the debt in addition to 1% (one per cent) interest on each overdue month up to the actual payment.

The subleased space is destined for commercial purposes by SUBLESSEE in activity carried out thereby according to the bylaws.  Any change of activities is forbidden without SUBLESSOR express consent.

V - The subleased space is destined for commercial purposes by SUBLESSEE in activity carried out thereby according to the bylaws.  Any change of activities is forbidden without SUBLESSOR express consent.

Sole Paragraph - CONSENTING PARTY shall supply all documents required to obtain the operation license.  If SUBLESSEE fails to obtain the operation license in view of the non-compliances of the real estate, sublease should be denounced with no penalty.

VI -  SUBLESSEE should not lease, sell or lend the leased space in whole or in part, nor transfer this agreement without that SUBLESSOR’s consent expressly and in writing under the penalty of termination of this instrument, which shall be used in a way not to compromise the aesthetics and safety, moral conditions and tranquility and well-being of neighbors.

First Paragraph -  SUBLESSEE may exceptionally lease/loan, in whole or in part, the real estate exclusively to its subsidiaries and/or affiliates.

VII - The breach of any clause in this agreement causes violator to be assessed 20% (twenty percent) irreducible fine on the yearly rental in force at the time of breach causing the termination in full right, regardless any notice or advice and the party in default is subject to the payment of determined losses and damages;

Sole Paragraph: This agreement should be terminated in full right at any time, without incurring in any penalty, in the following events:

(i)                                     terminating the lease agreement term;

(ii)                                  Expropriation;

(iii)                               any sentence on court-supervised reorganization, extrajudicial or bankruptcy of the other party or expropriation of Real Estate;

(iv)                              In any denouncement at any time by SUBLESSEE provided that informed to SUBLESSOR at least 30 (thirty) days in advance.

VIII - No work or change shall be performed in Real Estate without prior written authorization by SUBLESSOR.  Except Unless superfluous betterments that should be removed from Real Estate AT THE TERMINATION of the agreement term, any improvement built is adhered to the Real Estate and SUBLESSEE renounces expressly to the lien or indemnity unless convenient to SUBLESSOR that everything is restored to the previous conditions.  In such event, SUBLESSEE is liable for the replacement on its own account, and for rentals, taxes and charges up to the conclusion of the works.

IX - SUBLESSEE shall have 30 (thirty) days term from the beginning of sublease to express on any defects or damage in Real Estate and the respective facilities and accessories that were not found in initial inspection.  Such damages shall be solved by SUBLESSOR together with CONSENTING PARTY within 10 (ten) business days from the notice thereon.  If the repair is not made within the established period, SUBLESSEE is authorized to arrange it and deduct the expenses amount from the rental to be paid.  The above 30 (thirty) days period is not applicable in any hidden vices, which are found only in the use and handling of Real Estate.  CONSENTING PARTY shall be liable for the damages rendering the occupation and use of Real Estate unfeasible including but not limited to, structural damage, electrical and hydraulic system, leakages therefore, SUBLESSOR shall inform it to carry out the necessary repairs, applying the same rule on behalf of SUBLESSEE, in failure to solve within 10 (ten) business days thereon.

X - SUBLESSOR is exclusively liable for the contracting and maintenance during the entire effectiveness of this agreement, for the insurance with full coverage of the Real Estate and items therein against risk (civil liability), fire, against third parties and other necessary, and is liable for losses and indemnities (loss and damages) resulting from the failure to comply with this clause, or by defective or inefficient coverage thereof.  This insurance policy should be submitted by SUBLESSOR to SUBLESSEE within 15 (fifteen) days from the signature of this instrument, which is integral part to this instrument as Exhibit III.

First Paragraph: In the event of partial loss of Real Estate, SUBLESSEE on its sole discretion should choose one of the following hypothesis: (I) Termination of this agreement without SUBLESSOR’s right to receive any indemnity; or (ii) Reconstruction of the damaged part of REAL ESTATE and maintaining this sublease, when SUBLESSEE undertakes to pay the amount of monthly sublease prorated to the area occupied during the reconstruction period.

Second Paragraph: In the event of total loss of Real Estate, the parties are released from the obligations in the agreement, which agreement is resolved on full right, without any of the parties claiming from the other any indemnity or offset regarding the termination of this agreement.

Third paragraph: The finishing materials, equipment, goods and products owned by SUBLESSEE are insured directly thereby (SUBLESSEE), on its exclusive expense.

XI - Any amendment to this Contract shall be made by Amendment Instrument signed by the parties.

XII - This Agreement and the rights and obligations arising therefrom should not be assigned, transferred or subrogated by any party, except upon prior and express approval by the other party.

XIII - The legal representatives of the Contracting Parties and the CONSENTING PARTY represent to have powers to sign this instrument and bind the company represented on the provisions herein described, as well as the signature of this instrument depends on no authorization, and is personally liable when acting with no powers or with excessive powers.

XIV - The parties elect the Courts of the City of São Paulo to solve any litigation arising herein, expressly renouncing to any other however privileged it might be.

In witness whereof, the parties agreed, adjusted and contracted, after reading and found accordingly represent to have full and total knowledge on the obligations herein agreed, and all shall be carried out by themselves, their heirs and successors to comply with the provisions herein and to fulfill the purposes which is signed in 03 (three) counterparts of equal content before the witness hereunder.

São Caetano do Sul, May 13, 2011.

SUBLESSOR:

CASA BAHIA CONTACT CENTER LTDA

/s/ Jorge Azevedo
Name: Jorge Azevedo
Title: Director

SUBLESSEE:

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S/A

/s/ Fernando Tracanella
Name: Fernando Tracanella
Title: Chief Financial Officer

/s/ Oderi Gerin Leite
Name: Oderi Gerin Leite
Title: Operations Director

CONSENTING PARTY:

CASA BAHIA COMERCIAL LTDA

/s/ Michel Klein
Name: Michel Klein
Title: President

WITNESSES:

1.	Edison Junior
Name: Edison Junior
Title: Service Manager

List of Exhibits

Exhibit I - Sketch of Real Estate and items

Exhibit II - Inspection Report

EXHIBIT I - SPECIFICATIONS OF THE LEASE FLOOR

Square Meter of the floor: 872.61 m2

Quantity of PA’s: 259

Quantity of desks for Supervisors: 09

Quantity of desks for Coordinators: 02

Quantity of desks for Manager: 02

Quantity of desks for Administrative: 08

PA’s Specifications: Sensory Line, with an anatomic exclusive design avoiding improper postures and RSI injuries, acoustic panel in curve format in fabrics with foam layer that allows absorption of noises, with side panels with acrylic display, which provides amplitude of space without confinement feeling with device for height adjustment of the keyboard surface and easy drive monitors dimensions in accordance with the ABNT NBR 15786 and Exhibit 2 of NR-17.

Chairs Specifications: Average backrest 400 Line with all necessary adjustments according to ABNT NBR 13962 and Exhibit 2 of NR-17.

Specification of Supervision Furniture: Supervisor Sensorial Line with an exclusive anatomic design avoiding improper postures and RSI injuries

Specification of Coordinator Furniture: Multimax Line with 1.30 m screens designed for maximum integration between the professionals.

Specification of Manager Furniture: Multimax Line designed for maximum integration between the professionals.

Specifications of Administrative Room Furniture: Multimax Line with 1.30 m screens designed for maximum integration between the professionals.

Specifications of Telecom Room: Mirroring of data and voice in CAT 5E cable, Furukawa brand and electrical system with specific No Break to all equipment more 15 switches units 24 FastEthernet ports, 3Com manufacturer, 4200 model (mostly used to meet operation and minority to meet administrative of the floor ) and 01 access point unit, Cisco manufacturer, Cisco Aironet 1130AG model (used only to serve the administrative floor).

Specifications of Bathrooms: 07 Male Restrooms, 11 women’s restrooms and 01 bathroom for disabled persons.

Specifications of Air Conditioning: Chiller model Hitachi brand

Specification of No Break: UPS 160 KVA model 9390 with 30 minutes autonomy.

Specifications of generator: 385 KVA Cummins brand model C300 - 380/220 V

Access Control: TASK brand with 6 Turnstiles and 8 access doors.

Cabinets: 800 Cabinets for personal belongings

Parking Lot: Initially 2 vacancies

Security: 24 H all weekdays

Cleaning: from 6:00 a.m.  to 10:00 p.m.  from Monday to Saturday

Cameras: located in all of the access points, including areas outside and inside the operation.

Lighting: luminaries power T5 model with 28W bulbs that provide savings and high efficiency

Access stairs: 2 Stairs

Elevator: 01

Convenience area

The document contains stamps of the Legal Department of Nova Pontocom and CB Contact Center - Board.